Exhibit 4

                             U.S. LABORATORIES INC.
                             1998 STOCK OPTION PLAN

1.       Purpose

         The purpose of the U.S. Laboratories Inc. 1998 Stock Plan (the "Plan") is to promote the best interests of U.S. Laboratories Inc., a Delaware corporation (the "Company"), its subsidiaries and its shareholders by providing for the acquisition of an equity interest in the Company by officers, directors, employees, and consultants and advisors who perform valuable services for the Company or its subsidiaries and to enable the Company and its subsidiaries to attract and retain the services of such individuals upon whose judgment, interest, skills, and special effort the successful conduct of its operation is largely dependent.

2.       Effective Date

         The Plan shall be effective as of May 30, 1998, subject to approval by the shareholders of the Company within twelve (12) months after the date of adoption of the Plan by the Board of Directors of the Company (the "Board").

3.       Administration

         The Plan shall be administered and interpreted by the Compensation Committee of the Board, consisting of not less than two members of the Board (the "Committee"). If at any time the Committee shall not be in existence, the Board shall administer the Plan and all references to the Committee herein shall include the Board. The Board may, in its discretion, delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee.

         Subject to the provisions of the Plan and applicable law, the Committee shall have complete power and authority to (i) interpret and administer the Plan and any instrument or agreement relating to, or made under, the Plan; (ii) make factual determinations; (iii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (iv) select those individuals who shall receive awards under the Plan; (v) determine the terms, conditions, restrictions and other provisions of awards; and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among participants, whether or not they are similarly situated. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

4.       Eligibility and Participation

         Participants in the Plan shall be selected by the Committee from among those officers, employees and directors of the Company and its subsidiaries, and from among those advisors and consultants providing valuable services to the Company and its subsidiaries, as the Committee may designate from time to time. The Committee shall consider such factors as it deems appropriate in selecting participants and in determining the type and amount of their respective awards. The Committee's designation of a participant in any year shall not require the Committee to designate such person to receive an award in any other year.


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5.       Stock Subject to Plan

         5.1 Number. Subject to adjustment as provided in Section 5.3, the total number of shares of common stock, $.01 par value, of the Company ("Stock"), which may be issued under the Plan shall be 810,000. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock. At no time during the term of the Plan shall the total number of shares of Stock subject to outstanding options under the Plan, any other stock option plan or any stock purchase plan, stock bonus or similar plan of the Company in the aggregate exceed 30% of the total number of shares of Stock of the Company outstanding on the date of the award of any option under the Plan.

         5.2 Unused Stock; Unexercised Rights. If, after the effective date of the Plan, any shares of Stock subject to an award granted under the Plan are forfeited or if an award otherwise terminates, expires or is canceled prior to the delivery of all of the shares of Stock or of other consideration issuable or payable pursuant to such award, then the number of shares of Stock counted against the number of shares available under the Plan in connection with the grant of such award, shall again be available for the granting of additional awards under the Plan to the extent determined to be appropriate by the Committee.

         5.3 Adjustment in Capitalization. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of: (i) the number and type of shares of Stock subject to the Plan and which thereafter may be made the subject of awards under the Plan; (ii) the number and type of shares of Stock subject to outstanding awards; and (iii) the grant, purchase or exercise price with respect to any award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; provided, however, in each case, that with respect to awards of incentive stock options no such adjustment shall be authorized to the extent that such authority would cause such options to cease to be treated as incentive stock options; and provided further, however, that the number of shares of Stock subject to any award payable or denominated in Stock shall always be a whole number.

6.       Term of the Plan

         No award shall be made under the Plan after May 30, 2008. However, unless otherwise expressly provided in the Plan or in an applicable award agreement, any award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such award, or to waive any conditions or restrictions with respect to any such award, and the authority of the Board to amend the Plan, shall extend beyond such date.



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7. Stock Options

         7.1 Grant of Options. Options may be granted to participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, terms and conditions of options granted to a participant. The Committee also shall determine whether an option is to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a nonqualified stock option. If an option fails at any time to meet the requirements for an incentive stock option under Section 422 of the Code, such option shall be treated as a nonqualified stock option. Only individuals who are employees of the Company or one of its subsidiaries at the time of grant may receive grants of incentive stock options.

         7.2 Exercise Price. The exercise price of each option granted under the Plan shall be established by the Committee or shall be determined by a method established by the Committee at the time the option is granted; except that, unless otherwise determined by the Committee, the exercise price shall not be less than one hundred percent (100%) of the fair market value of a share of Stock as of the Pricing Date, as determined under Section 7.5 (the "Fair Market Value"). For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the option is granted, except that the Committee may provide that:
(i) the Pricing Date is the date on which the recipient is hired or promoted (or similar event) if the grant of the option occurs not more than 90 days after the date of such hiring, promotion or other event; and (ii) if an option is granted in tandem with, or in substitution for, an outstanding award, the Pricing Date is the date of grant of such outstanding award. In the case of the grant of an incentive stock option, the exercise price shall equal one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant; provided, however, that if an incentive stock option is granted to any employee who, at the time of grant, owns shares of Company stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a "10% Stockholder"), the exercise price per share shall not be less than 110% of the Fair Market Value of a share of Stock on the date of grant.

         7.3 Term and Exercise of Options. Incentive stock options will be exercisable over not more than ten (10) years after the date of grant (or five
(5) years in the case of a 10% Stockholder) and shall terminate not later than three (3) months after termination of employment for any reason other than death or disability, as determined by the Committee, except as otherwise provided by the Committee. If the participant should die while employed or within three (3) months after termination of employment, then the right of the participant's successor in interest to exercise an incentive stock option shall terminate not later than twelve (12) months after the date of death, except as otherwise provided by the Committee. In all other respects, the terms of any incentive stock option granted under the Plan shall comply with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Nonqualified stock options will be exercisable as determined by the Committee and shall terminate at such time as the Committee shall determine and specify in the option agreement. Incentive stock options and nonqualified stock options shall be subject to such vesting schedules (if any) as determined by the Committee and as specified in the option agreement.

         7.4 Option Agreement. Each option shall be evidenced by an option agreement that shall specify the type of option granted, the date of grant, the exercise price, the duration of the option, the vesting schedule (if any) for the option, the number of shares of Stock to which the option pertains and such other conditions and provisions as the Committee shall determine.

         7.5 Fair Market Value. The Fair Market Value of a share of Stock shall be as reasonably determined by the Committee pursuant to such methods or procedures as shall be established from time to time by the Committee.

         7.6 Payment. Subject to the following provisions of this Section 7.6, the full exercise price for shares of Stock purchased upon the exercise of any option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in

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clause (b) of this Section 7.6, payment may be made as soon as practicable after the exercise). The Committee shall determine the methods and the forms for payment of the exercise price of options, including (a) by effective receipt of cash or, to the extent permitted by the Committee, other mature shares of the Company (as defined by U.S. Generally Accepted Accounting Principles) having a then Fair Market Value equal to the exercise price of such shares, or any combination thereof; or (b) by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. Shares of Stock tendered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon receipt of the payment of the entire exercise price for the shares so purchased, certificates for such shares will be delivered to the participant.

         7.7 Limits on Incentive Stock Options. Each incentive stock option shall provide that to the extent the aggregate fair market value of the Stock on the date of grant with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year under the Plan or any other plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a nonqualified stock option.

8.       Other Awards

         8.1 Other Stock-Based Awards. Other awards, valued in whole or in part by reference to, or otherwise based on, shares of Stock, may be granted either alone or in addition to or in conjunction with any option under the Plan in such amounts and having such terms and conditions as the Committee may determine.

         8.2 Other Benefits. The Committee may provide types of benefits under the Plan in addition to those specifically listed if the Committee believes that such benefits would further the purposes for which the Plan was established.

9.       Transferability

         Each award granted under the Plan shall be exercised only by the participant during his lifetime and shall not be transferable other than by will or the laws of descent and distribution, except that a participant may, to the extent allowed by the Committee and in a manner specified by the Committee, (a) designate in writing a beneficiary to exercise the award after the participant's death; or (b) transfer an award. An incentive stock option shall not, in any case, be transferable other than by will or the laws of descent and distribution.



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10.      Rights of Employees

         Nothing in the Plan shall interfere with or limit in any way the right of the Company and its subsidiaries to terminate any participant's employment at any time nor confer upon any participant any right to continue in the employ of the Company or its subsidiaries.

11.      Change of Control

         In order to preserve a participant's rights under an award in the event of any sale of assets, merger, consolidation, combination or other corporate reorganization, restructuring or change of control of the Company ("Change of Control"), the Committee in its discretion may, at the time an award is made or at anytime thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the award; (ii) provide for the purchase of the award upon the participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the award had the award been currently exercisable or payable; (iii) adjust the terms of the award in the manner determined by the Committee to reflect the Change of Control; (iv) cause the award to be assumed, or new right substituted therefor, by another entity; or
(v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

         Notwithstanding anything contained in this Section 11, the Committee may, in its sole and absolute discretion, amend, modify or rescind the provisions of this Section 11 if it determines that the operation of this
Section 11 may prevent a transaction in which the Company or any affiliate is a party from being accounted for on a pooling-of-interests basis, or prevent the Change of Control from receiving desired tax treatment, including without limitation requiring that each participant shall receive a replacement or substitute award issued by the surviving or acquiring corporation.

12.      Amendment, Modification and Termination of Plan

         12.1 Amendments and Termination. The Board may, at any time, amend, alter, suspend, discontinue or terminate the Plan; provided, however, that stockholder approval of any amendment of the Plan shall be obtained if otherwise required by (a) the Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted under the Plan), or (b) the listing requirements of the principal securities exchange or market on which the Stock is then traded (in order to maintain the listing or quotation of the Stock thereon). To the extent permitted by applicable law, and subject to such stockholder approval as may otherwise be required, the Committee may also amend the Plan, provided that any such amendments shall be reported to the Board. Termination of the Plan shall not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions. The Committee, subject to the same stockholder approval requirements set forth above, may amend an award agreement at any time; provided that no amendment may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any award granted under the Plan prior to the date such amendment is adopted.

         12.2 Waiver of Conditions. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any award granted under the Plan.



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13.      Taxes

         No later than the date as of which an amount first becomes includable in the gross income of a participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee, withholding obligations arising with respect to awards granted to participants under the Plan may be settled with shares of Stock previously owned by the participant; provided, however, that the participant may not settle such obligations with Stock that is received upon exercise of the option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and any subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Stock.

14.      Miscellaneous

         14.1     Stock Transfer Restrictions.

                  (a) Shares of Stock purchased under the Plan may not be sold or otherwise disposed of except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under the Act; and (ii) in compliance with state securities laws. Further, as a condition to issuance of any shares of Stock under the Plan, the participant or his heirs, legatees or legal representatives, as the case may be, may be required to execute and deliver to the Company a restrictive stock transfer agreement in such form, and subject to such terms and provisions, as shall be reasonably determined or approved by the Committee, which agreement, among other things, may impose certain restrictions on the sale or other disposition of any shares of Stock acquired under the Plan. The Committee may waive the foregoing restrictions, in whole or in part, in any particular case or cases or may terminate such restrictions whenever the Committee determines that such restrictions afford no substantial benefit to the Company.

                  (b) All certificates for shares delivered under the Plan pursuant to any award or the exercise thereof shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the Plan or any applicable restrictive stock transfer agreement and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

         14.2 Other Provisions. The grant of any award under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions for (a) the participant's agreement to abide by any restrictions as specified in the participant's award agreement; (b) one or more means to enable participants to defer recognition of taxable income relating to awards or cash payments derived therefrom; (c) the purchase of Stock under options in installments; or (d) the financing of the purchase of Stock under the options in the form of a promissory note issued to the Company by a participant on such terms and conditions as the Committee determines.

         14.3 Award Agreement. No person shall have any rights under any award granted under the Plan unless and until the Company and the participant to whom the award was granted shall have executed an award agreement in such form as shall have been approved by the Committee.

         14.4 No Fractional Shares. No fractional shares or other securities shall be issued or delivered pursuant to the Plan, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares

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or other  securities,  or whether such fractional  shares or other securities or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.      Legal Construction

         15.1 Requirements of Law. The granting of awards under the Plan and the issuance of shares of Stock in connection with an award, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. To the extent required by applicable law, the Company will provide to participants, within a reasonable period of time after the end of each fiscal year of the Company, a copy of the financial statements of the Company for the year, in such form as shall be determined by the Board.

         15.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California.

         15.3 Severability. If any provision of the Plan or any award agreement or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or option, or would disqualify the Plan, any award agreement or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any award agreement or the award, such provision shall be stricken as to such jurisdiction, person or award, and the remainder of the Plan, any such award agreement and any such award shall remain in full force and effect.